Exhibit 99.2


                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))


Check this box if no longer subject to Section 16:       [ X ]

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Name and Address:                                        Oracle Investment Management, Inc.
                                                         200 Greenwich Avenue, 3rd Floor
                                                         Greenwich, CT 06830

Issuer and Ticker Symbol:                                GTx, Inc. [GTXI]

Date of Earliest Transaction:                            2/6/04

Relationship to Issuer:                                  10% Owner

Designated Filer:                                        Larry N. Feinberg

TABLE I INFORMATION
Title of Security:                                       Common Stock
Transaction Date:                                        2/6/04
Transaction Code:                                        C
Securities Acquired:                                     1,764,297
Acquired or Disposed:                                    A
Amount Beneficially Owned after Transaction:             1,764,297
Ownership Form:                                          D

TABLE II INFORMATION
Title of Derivative Security:                            Series C Preferred Stock
Conversion Price:                                        See Note (3) of Form 4
Transaction Date:                                        2/6/04
Transaction Code:                                        C
Nmber of Derivative Securities Disposed:                 1,764,297
Title and Amount of Underlying Securities:               1,764,297
Number of Derivative Securities Owned after Transaction: 0
Ownership Form of Derivative Security:                   D

Signature:                                               See Form 4
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